UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	“HAYN”	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 22, 2023, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders. The following is a summary of the matters voted on at the meeting:

1.	The five nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Abstain	Non-Vote
Donald C Campion	10,921,966	317,656	1,827	322,903
Robert H Getz	10,827,038	336,468	77,943	322,903
Dawne S. Hickton	10,968,099	271,509	1,841	322,903
Michael L. Shor	11,094,039	146,583	827	322,903
Larry O. Spencer	10,104,533	1,135,988	928	322,903

2.	The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2023 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,181,427	381,311	1,614

3.	With regard to the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted for approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,016,686	223,111	1,652	322,903

4.	Advisory vote on Frequency of Advisory Votes on Executive Compensation: To approve the frequency of future advisory votes on executive compensation in a non-binding advisory vote.

10,177,413	One Year	12,107	Two Years	1,050,010	Three Years	1,919	Abstain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 24, 2023	By:	/s/ Angela Kohlheim
Angela Kohlheim
Vice President – General Counsel